UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023 (October 26, 2023)

ExcelFin Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40933	86-2933776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Kingsley Park Drive Fort Mill, South Carolina	29715
(Address of principal executive offices)	(Zip Code)

(917) 209-8581

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	XFINU	The Nasdaq Stock Market
Class A common stock, par value $0.0001 per share	XFIN	The Nasdaq Stock Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	XFINW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On October 26, 2023, ExcelFin Acquisition Corp. (the “Company”) and ExcelFin SPAC LLC (the “Sponsor”) entered into the Amended and Restated Promissory Note in the aggregate principal amount of up to $1,500,000 originally issued by the Sponsor to the Company on March 18, 2021 (as amended on October 25, 2021 and May 3, 2023). The sole purpose of this amendment was to extend the maturity date of the promissory note from the previous business combination deadline of October 25, 2023 to the new business combination deadline of April 25, 2024, which was approved by the Company’s stockholders at a special meeting held on October 20, 2023. The maturity date of the Amended and Restated Promissory Note is the earlier of (i) April 25, 2024 or (ii) the date on which the Company consummates its initial business combination.

As of September 30, 2023, funds in the Trust Account are held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, to mitigate the risk of the Company being deemed to have been operating as an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act), prior to the 24-month anniversary of the effective date of the registration statement relating to the Company’s initial public offering, the Company instructed American Stock Transfer & Trust Company, the trustee with respect to the Trust Account (the “Trustee”), to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and to hold all funds in the Trust Account in cash in an interest bearing account until the earlier of consummation of our initial business combination or liquidation. In connection with such instructions, on October 26, 2023, the Company and the Trustee entered into an amendment (the “Trust Agreement Amendment”) to the Investment Management Trust Agreement dated October 25, 2021, which governs the investment of monies held in the Trust Account, to specifically allow the investment of those funds into an interest bearing account.

The foregoing disclosures set forth in this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Promissory Note and the Trust Agreement Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Promissory Note
10.2	Amendment to Investment Management Trust Agreement between ExcelFin Acquisition Corp. and American Stock Transfer & Trust Company, dated as of October 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExcelFin Acquisition Corp.

Date: November 1, 2023	By:	/s/ Joe Ragan
	Name:	Joe Ragan
	Title:	Chief Executive Officer & Chief Financial Officer